SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PENTON MEDIA INC

          GAMCO INVESTORS, INC.
                                 5/13/99           13,785            20.4915
                                 5/13/99              528            20.4375
                                 5/13/99            2,900            20.2500
                                 5/12/99            4,000            20.5000
                                 5/12/99            1,000-             *DO
                                 5/12/99            3,000-           20.5000

          GABELLI INTERNATIONAL LIMITED
                                 5/12/99           30,000            20.0958




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.